UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2011

SKYSHOP LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52137	27-0005846
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

7805 NW 15th Street, Miami, Florida 33126

(Address of Principal Executive Offices)

(305) 599-1812

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On June 14, 2011, Menachem Kranz resigned as a Director of SkyShop Logistics, Inc.  Mr. Kranz was the Chairman of the Governance and Nominating Committee and a member of the Audit Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYSHOP LOGISTICS, INC.
Registrant

Dated: June 14, 2011	/s/ Albert P. Hernandez
Albert P. Hernandez,
Chief Executive Officer

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